                                                       Exhibit 23


                 Consent of Independent Auditors

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59324) pertaining to the Sprint Retirement Savings Plan of Sprint Corporation and in the related Prospectus of our report dated May 31, 1994, with respect to the financial statements and schedules of the Sprint Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.

                                                /s/ ERNST & YOUNG

                                                    Ernst & Young


  Kansas City, Missouri
  June 27, 1994